UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   June 11, 2010

Startech Environmental Corporation
(Exact Name of Registrant as Specified in Charter)

Colorado	0-25312	84-128657
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

88 Danbury Road, Suite 2A Wilton, CT 06897 (Address of Principal Executive Offices) (Zip Code)

(203) 762-2499
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)    On June 11, 2010, the United States Bankruptcy Court for the District of Connecticut issued an order permitting the Board of Directors of Startech Environmental Corporation (the “Company”) to take such action as it deems necessary and appropriate within the scope of its corporate authority in the absence of a quorum of directors, including, but not limited to, the appointment of an interim Chief Executive Officer.  A quorum of the Board of Directors had been unavailable following the incapacitation, due to health reasons, of Joseph F. Longo, a director of the Company since November 1995, and its current Chairman, Chief Executive Officer and President.

Pursuant to the Court’s order, on June 12, 2010, the Board of Directors appointed Ralph N. Dechiaro to serve as interim Chief Executive Officer of the Company.  Mr. Dechiaro, age 61, had served as the Company's Vice President of Business Development from 2002 to 2007, and thereafter as its Vice President of Business Operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2010

STARTECH ENVIRONMENTAL CORPORATION

By: /s/ Ralph N. Dechiaro
   Name: Ralph N. Dechiaro
   Title: Interim Chief Executive Officer